            As filed with the Securities and Exchange Commission
                           on September 27, 1996.
                                                 Registration No. 333- _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            WANG LABORATORIES, INC.
               (Exact name of issuer as specified in its charter)


                DELAWARE                                     04-2192707
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                    Identification Number)

       600 TECHNOLOGY PARK DRIVE                               01821
        BILLERICA, MASSACHUSETTS
(Address of Principal Executive Offices)                     (Zip Code)

                                  I-NET, INC.
                           1996 STOCK INCENTIVE PLAN

                            (Full title of the Plan)

                             ALBERT A. NOTINI, ESQ.
                            WANG LABORATORIES, INC.
                           600 TECHNOLOGY PARK DRIVE
                         BILLERICA, MASSACHUSETTS 01821
                    (Name and address of agent for service)

                                 (508) 967-5000
         (Telephone number, including area code, of agent for service)

- ---------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE

                              Proposed
Title of         Amount       maximum         Proposed maximum
securities to    to be        offering price  aggregate          Amount of
be registered    registered   per share       offering price     registration fee
- --------------   ----------   --------------  ----------------   ----------------
Common Stock,    247,489      $11.14(1)       $2,757,027.46(1)   $950.70
$.01 par value   shares
per share
- ---------------------------------------------------------------------------------

(1) All shares are issuable upon the exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1) of the Securities Act of 1933, the aggregate offering price and the fee have been computed upon the basis of the prices at which the options may be exercised. The offering price per share set forth for such shares is the weighted average of the exercise prices per share at which such options are exercisable. All of the options granted pursuant to this plan are being registered hereby. There will be no additional grants under the plan in the future.

================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                 The information required by Part I of Form S-8 is included in documents sent or given to participants in Registrant's I-Net 1996 Stock Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3. Incorporation of Certain Documents by Reference
                 -----------------------------------------------

                 Wang Laboratories, Inc. (the "Registrant") is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended(the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

                 (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                 (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

                 (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 4. Description of Securities
                 -------------------------

                 Not applicable.

         Item 5. Interests of Names Experts and Counsel
                 --------------------------------------

                 Not applicable.

         Item 6. Indemnification
                 ---------------

         Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

         Article TENTH of Registrant's Certificate of Incorporation provides for indemnification of its directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

         Item 7. Exemption from Registration Claimed
                 -----------------------------------

                 Not applicable.

         Item 8. Exhibits
                 --------

                 The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9. Undertakings
                 ------------

         1.      The Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on this 27th day of September, 1996

                                        WANG LABORATORIES, INC.


                                        By: /s/ Franklyn A. Caine
                                            -----------------------------------
                                            Franklyn A. Caine
                                            Executive Vice President and
                                              Chief Financial Officer


                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Wang Laboratories, Inc. hereby severally constitute Albert A. Notini and John A. Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Wang Laboratories, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                  Title                             Date
- ---------                  -----                             ----
/s/ Joseph M. Tucci        Chairman of the Board, Chief      September 27, 1996
- -----------------------    Executive Officer and Director
Joseph M. Tucci            (Principal Executive Officer)


/s/ Franklyn A. Caine      Executive Vice President and      September 27, 1996
- -----------------------    Chief Financial Officer
Franklyn A. Caine          (Principal Financial Officer)


/s/ Gregory C. Thompson    Vice President and Corporate      September 27, 1996
- -----------------------    Controller
Gregory C. Thompson        (Principal Accounting Officer)


/s/ David A. Boucher       Director                          September 27, 1996
- -----------------------
David A. Boucher


/s/ Michael W. Brown       Director                          September 27, 1996
- -----------------------
Michael W. Brown


/s/ Marcia J. Hooper       Director                          September 27, 1996
- -----------------------
Marcia J. Hooper


/s/ Joseph J. Kroger       Director                          September 27, 1996
- -----------------------
Joseph J. Kroger


/s/ Raymond C. Kurzweil    Director                          September 27, 1996
- -----------------------
Raymond C. Kurzweil

/s/ Axel J. Leblois        Director                          September 27, 1996
- -----------------------
Axel J. Leblois


/s/ Paul E. Tsongas        Director                          September 27, 1996
- -----------------------
Paul E. Tsongas


/s/ Frederick A. Wang      Director                          September 27, 1996
- -----------------------
Frederick A. Wang

                                 EXHIBIT INDEX

4.1*    Certificate of Incorporation of the Registrant, as amended to date
4.2*    By-Laws of the Registrant, as amended to date
5.1     Opinion of Albert A. Notini, General Counsel of Wang Laboratories, Inc.
23.1    Consent of Albert A. Notini, General Counsel of Wang Laboratories,
        Inc. (included in Exhibit 5.1)
23.2    Consent of Ernst & Young, LLP
24.1    Power of Attorney (included on page 5 of the Registration Statement)



- ---------------
* Filed as an Exhibit to the Registrant's quarterly report on 10-Q for the quarter ended December 31, 1995 and incorporated herein by reference.